Exhibit 8
Dr. Reddy’s Laboratories Limited
Subsidiary companies
As of March 31, 2009

		Percentage of Direct/
	Country of	Indirect Ownership
Name of Subsidiary	Incorporation	Interest
DRL Investments Limited	India	100%
Reddy Pharmaceuticals Hong Kong Limited	Hong Kong	100%
OOO JV Reddy Biomed Limited	Russia	100%
Reddy Antilles N.V.	Netherlands	100%
Reddy Netherlands B.V.	Netherlands	100	%(1)
Reddy US Therapeutics, Inc.	U.S.A.	100	%(1)
Dr. Reddy’s Laboratories, Inc.	U.S.A.	100%
Dr. Reddy’s Farmaceutica do Brasil Ltda	Brazil	100%
Cheminor Investments Limited	India	100%
Aurigene Discovery Technologies Limited	India	100%
Aurigene Discovery Technologies, Inc.	U.S.A.	100	%(3)
Kunshan Rotam Reddy Pharmaceutical Co. Limited	China	51.33	%(4)
Dr. Reddy’s Laboratories (EU) Limited	United Kingdom	100%
Dr. Reddy’s Laboratories (U.K.) Limited	United Kingdom	100	%(5)
Dr. Reddy’s Laboratories (Proprietary) Limited	South Africa	60%
Reddy Cheminor S.A.	France	100	%(2)
OOO Dr. Reddy’s Laboratories Limited	Russia	100%
Dr. Reddy’s Bio-sciences Limited	India	100%
Promius Pharma LLC (formerly Reddy Pharmaceuticals, LLC)	U.S.A.	100	%(6)
Trigenesis Therapeutics, Inc.	U.S.A.	100%
Industrias Quimicas Falcon de Mexico, SA de CV	Mexico	100%
Reddy Holding GmbH	Germany	100	%(7)
Lacock Holdings Limited	Cyprus	100%
betapharm Arzneimittel GmbH	Germany	100	%(8)
beta Healthcare Solutions GmbH	Germany	100	%(8)
beta institut fur sozialmedizinische Forschung und Entwicklung GmbH	Germany	100	%(8)
Reddy Pharma Iberia SA	Spain	100%
Reddy Pharma Italia SPA	Italy	100	%(7)
Dr. Reddy’s Laboratories (Australia) Pty Ltd.	Australia	70%
Dr. Reddy’s Laboratories SA	Switzerland	100%
Eurobridge Consulting B.V.	Netherlands	100	%(1)
OOO DRS LLC	Russia	100	%(9)
Aurigene Discovery Technologies(Malaysia) Sdn, Bhd	Malaysia	100	%(3)
Dr. Reddy’s New Zealand Limited (formerly Affordable Healthcare Limited)	New Zealand	100	%(10)
Macred India Private Limited	India	100%
Dr. Reddy’s Laboratories Ilac Ticaret Limited	Turkey	100%
Perlecan Pharma Private Limited	India	99.99%
Dr. Reddys SRL (formerly Jet Generici SRL)	Italy	100	%(11)
Chirotech Technology Limited	United Kingdom	100	%(5)
Dr. Reddy’s Laboratories Louisiana LLC	U.S.A.	100	%(6)

(1)	Indirectly owned through Reddy Antilles N.V.

(2)	Subsidiary under liquidation.

(3)	Indirectly owned through Aurigene Discovery Technologies Limited.

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(4)	Kunshan Rotam Reddy Pharmaceutical Co. Limited is a subsidiary as we hold a 51.33% stake; however, we account for this investment by the equity method and do not consolidate it in our financial statements.

(5)	Indirectly owned through Dr. Reddy’s Laboratories (EU) Limited.

(6)	Indirectly owned through Dr. Reddy’s Laboratories Inc.

(7)	Indirectly owned through Lacock Holdings Limited.

(8)	Indirectly owned through Reddy Holding GmbH.

(9)	Indirectly owned through Eurobridge Consulting B.V.

(10)	Indirectly owned through Dr. Reddy’s Laboratories SA.

(11)	Indirectly owned through Reddy Pharma Italia SPA

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